            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.

     Social security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------
                             Give the
For this type of account:    SOCIAL SECURITY
                             number of--
---------------------------------------------
 1. An individual's account  The individual
 2. Two or more individuals  The actual owner
    (joint account)          of the account
                             or, if combined
                             funds, the first
                             individual on
                             the account(1)
 3. Husband and wife (joint  The actual owner
    account)                 of the account,
                             or if joint
                             funds, either
                             person(1)
 4. Custodian account of a   The minor(2)
    minor (Uniform Gift to
    Minors Act)
 5. Adult and minor (joint   The adult or, if
    account)                 the minor is the
                             only
                             contributor, the
                             minor(1)
 6. Account in the name of   The ward, minor,
    guardian or committee    or incompetent
    for a designated ward,   person(3)
    minor, or incompetent
    person
 7.a. A revocable savings    The grantor
   trust account (in which   trustee(1)
   grantor is also trustee)
b. Any "trust" account that  The actual
   is not a legal or valid   owner(1)
   trust under State law

                                        -----
                             Give the
For this type of account:    SOCIAL SECURITY
                             number of--
                                        -----
 8. Sole proprietorship      The owner(3)
    account
 9. A valid trust, estate,   The legal entity
    or pension trust         (do not furnish
                             the identifying
                             number of the
                             personal
                             representative
                             or trustee
                             unless the legal
                             entity itself is
                             not designated
                             in the account
                             title)(5)
10. Corporate account        The corporation
11. Religious, charitable    The organization
    or educational
    organization account
12. Partnership account      The partnership
    held in the name of
    the business
13. Association, club, or    The organization
    other tax-exempt
    organization
14. A broker or registered   The broker or
    nominee                  nominee
15. Account with the         The public
    Department of            entity
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

--------------------------------------- ---------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward, minor or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for business and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding
Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 . A foreign government or a political subdivision, agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the United
   States or a possession of the United States.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.
 . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, and
   (ii) the interest is paid in the course of the payer's trade or business, and (iii) you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.
Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notices--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Failure to Report Certain Dividend and Interest Payments--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to the failure.
(3) Civil Penalty for False Statements With Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) Criminal Penalty for Falsifying Information--If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE